CONSENT OF THE INDEPENDENT AUDITOR
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As  the  independent  auditor for Denali Concrete Management Co,, Inc., I hereby consent to the incorporation by reference in this Amended Form SB2 Statement of my reports, relating to the audited financial statements dated April 30, 2003 and for the reviewed financial statements for the period ended June 30, 2003 dated September 6, 2003.



/s/ Richard Hawkins
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October 17,  2003